Exhibit 99.1
Nabors Industries Ltd. and Superior Well Services, Inc. Announce
Definitive Merger Agreement
Hamilton, Bermuda; Indiana, Pennsylvania, August 9, 2010 /PRNewswire — FirstCall — Nabors Industries Ltd. (Nabors) (NYSE: NBR) and Superior Well Services, Inc. (Superior Well Services) (NASDAQ: SWSI) today announced that they have entered into a definitive merger agreement whereby Nabors will acquire Superior Well Services. The agreement contemplates that Nabors will commence a tender offer for all outstanding shares of Superior Well Services common stock at a price of $22.12 per share in cash in accordance with the merger agreement. The transaction is valued at approximately $900 million.
Gene Isenberg, Nabors’ Chairman and CEO, commented: “For some time now, we have evaluated integrating more service offerings into our business, particularly internationally. Although we expect this acquisition by itself to be significantly accretive to 2011 results, our major motivator was the opportunity to leverage this well respected franchise into a global force utilizing our extensive international footprint and resources.
“In addition to the upside associated with expanding internationally, we expect to derive significant synergies in North America by integrating pumping services with our drilling and workover offerings. The most readily identifiable economies will be derived from our own Oil and Gas entities, with further benefits dependent upon how quickly we can increase activity across more of our fleet. Superior Well Services’ broad U.S. presence complements that of both our U.S. Land Drilling and Well-servicing operations and augments our expansion into areas such as the Marcellus shale region.
“Superior Well Services possesses one of the newest fleets in the industry with over 430,000 hydraulic fracturing horsepower. This high quality fleet is operated by a very capable, well managed organization that can quickly become a substantial unit of Nabors. This transaction also provides good value to the Superior Well Services stockholders as the offer price represents an attractive premium to the 30-day average closing stock price.”
Superior Well Services’ Chairman and CEO David Wallace said: “We are very pleased to be joining forces with Nabors. This complementary combination of the largest land drilling contractor in the world with a leader in technical pumping will make both organizations stronger and better able to meet our customers’ needs not only in the U.S., but around the world. We believe this transaction will deliver an immediate and significant premium for our shareholders.”
Holders of approximately 34% of Superior Well Services’ outstanding shares of common stock have entered into agreements agreeing to tender their shares. Nabors expects to commence the tender offer promptly and expects the offer to close by the end of the third quarter. Following completion of the tender offer, Nabors will acquire any remaining shares of Superior Well Services through a second-step merger at the same price paid in the tender offer.
Under the terms of the agreement approved by the boards of directors of both companies, the tender offer is conditioned on the tender of at least a majority of Superior Well Services’ shares calculated on a fully diluted basis and other customary closing conditions, including the receipt of regulatory approvals. In addition, the merger agreement requires Superior Well Services to pay Nabors a termination fee of approximately $22.5 million and reimbursable expenses of up to $5 million in the event that the agreement is terminated for certain reasons.
Nabors will hold a conference call to discuss the proposed transaction at 4:00 p.m. Eastern / 3:00 p.m. Central Time on Monday, August 9, 2010. Slides will be posted on the Nabors website shortly before the call and can be accessed at www.nabors.com, under Investor Relations — Events Calendar. Please use the following dial-in information:

Dial-in-number:
Domestic:	(877) 941-1429
International:	(480) 629-9666
Conference ID:	4348270
Please call ten minutes ahead of time to ensure proper connection. The conference call will be recorded and available for replay for one week, beginning at 6:00 p.m. Central Time on August 9, 2010. To hear the recording, please call (877) 870-5176 domestically or (858) 384-5517 internationally and enter conference ID 4348270.
UBS Investment Bank and Milbank, Tweed, Hadley & McCloy LLP acted as advisors to Nabors, while Simmons & Company International and Latham & Watkins LLP advised Superior Well Services.
Important Additional Information Will Be Filed with the U.S. Securities and Exchange Commission
This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Superior Well Services common stock. The tender offer described in this press release has not yet commenced. At the time the tender offer is commenced, a subsidiary of Nabors will file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents), and Superior Well Services will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. INVESTORS AND SUPERIOR WELL SERVICES SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION.
These documents and other documents filed by Nabors and Superior Well Services with the SEC will be available at no charge on the website maintained by the SEC at www.sec.gov. The Tender Offer Statement on Schedule TO and related materials (when they become available) may be obtained for free at www.nabors.com or by directing a request to Nabors Industries Ltd., C/O Nabors Corporate Services, 515 W. Greens Rd., Houston, Texas 77067, Attention: Investor Relations. The Solicitation/Recommendation Statement on Schedule 14D-9 (once it becomes available) may be obtained for free at www.swsi.com or by directing a request to Superior Well Services, Inc., 1380 Rt. 286 East, Suite #121, Indiana, PA, 15701, Attention: Investor Relations.
None of the information included on any Internet Web site maintained by Nabors, Superior Well Services or any of their affiliates, or any other Internet Web site linked to any such Web site, is incorporated by reference in or otherwise made a part of this press release.
Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 that are not limited to historical facts, but reflect Nabors’ and Superior Well Services’ current beliefs, expectations or intentions regarding future events. No assurance can be given that the acquisition of Superior Well Services by Nabors will be completed, that completion will not be delayed, or that Nabors will realize the anticipated benefits of the transaction. Risks could include the parties’ expectations with respect to the synergies, costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations and services; any necessary approval of the proposed transaction by stockholders and by governmental regulatory authorities; the satisfaction of the closing conditions to the proposed transaction; the timing of the completion of the proposed transaction; the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive any required stockholder or regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure of other closing conditions; the possibility that the expected synergies will not be realized, or will not be realized within the expected time period; the impact of labor relations, global economic conditions, competitive actions taken by other companies, natural disasters, difficulties in integrating the two companies, or regulatory matters. Nabors and Superior Well Services caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Nabors’ and Superior Well Services’ most recently filed annual reports on Form 10-K, subsequent quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning Nabors, Superior Well Services the proposed transaction or other matters and attributable to Nabors or Superior Well Services or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither Nabors nor Superior Well Services undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.
Contacts:

Nabors Corporate Services, Inc.	Superior Well Services, Inc.
Dennis A. Smith	Christopher C. Peracchi
Director, Corporate Development	Director, Finance and Investor Relations
(281) 775-8038	(724) 403-9108